EXHIBIT 23











                CONSENT OF INDEPENDENT ACCOUNTANTS
                       ---------------------





We consent to the incorporation by reference in the registration statements of Aztar Corporation on Form S-8 (Registration No. 33-32399 and No. 33-44794) of our reports, dated February 3, 1999 on our audits of the consolidated financial statements and financial statement schedule of Aztar Corporation and of the financial statements of Tropicana Enterprises as of December 31, 1998 and January 1, 1998 and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.











PRICEWATERHOUSECOOPERS LLP




Phoenix, Arizona
March 9, 1999